UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 15, 2021
CANTALOUPE, INC.
(Exact name of registrant as specified in its charter)
Pennsylvania	001-33365	23-2679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: 610-989-0340
USA TECHNOLOGIES, INC.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	USAT(1)	The NASDAQ Stock Market LLC
(1) CTLP effective April 19, 2021.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, USA Technologies, Inc. (the “Company”) filed Articles of Amendment to its Amended and Restated Articles of Incorporation with the Pennsylvania Department of State to effect a change of the Company’s name from “USA Technologies, Inc.” to “Cantaloupe, Inc.”, effective as of April 15, 2021 (the “Name Change”).

Effective April 19, 2021 (the “Effective Date”), the Company’s common stock, no par value per share (the “Common Stock”), will trade on the NASDAQ Global Select Market under the ticker symbol “CTLP”. The Name Change resulted in a change to the CUSIP number for the Company’s outstanding shares of Common Stock. The new CUSIP number for the Common Stock is 138103106. Outstanding stock certificates for shares of the Common Stock continue to be valid and need not be exchanged.

In addition, effective on the Effective Date, the Company’s Series A Convertible Preferred Stock, no par value per share (the “Series A Preferred Stock”), will be quoted on the OTC Markets’ Pink Open Market under the trading symbol, “CTLPP”. The Name Change resulted in a change to the CUSIP number for the Company’s outstanding shares of Series A Preferred Stock. The new CUSIP number for the Series A Preferred Stock is 138103205. Outstanding stock certificates for shares of the Series A Preferred Stock continue to be valid and need not be exchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTALOUPE, INC.

	By:	/s/ Davina Furnish
Davina Furnish
General Counsel and Secretary

Dated: April 15, 2021